WEYERHAEUSER COMPANY Special Dividend Conference Call July 12, 2010 Exhibit 99.2

Most attractive timberland in the world
Leader in adding and extracting value from timberlands
Uniquely positioned to benefit from the recovery
Focused on returning value to shareholders
Reasons to Own Weyerhaeuser
REIT structure best supports strategic direction

Tax efficiency of REIT structure positions Weyerhaeuser
to increase timberland earnings
Qualified earnings distributed to shareholders not taxed
at corporate level
Most dividends to shareholders taxed at capital gains
rate
Benefits of REIT Conversion
Eligible to elect REIT status for fiscal 2010, following
the special dividend

Special Dividend
Board declared special dividend of $5.6 billion
Cash portion of special dividend to be capped at
10%, or $560 million
Shareholders can elect to receive the distribution in cash or stock
Cash distribution subject to pro-ration, with the remaining
amount paid in stock
Special dividend meets IRS requirement to distribute
accumulated earnings and profits
Includes payment of regular quarterly dividend of
approximately $11 million

Action Key Dates
File prospectus with SEC Later this week
Ex-dividend date Set by NYSE; Typically 2 business
days prior to record date
Dividend record date
Thursday, July 22
Prospectus and election form
mailed to shareholders
Thursday, July 29
Election forms due Monday, August 23
Stock valuation dates August 24, 25, 26
Expected dividend payment date September 1
Special Dividend Calendar

Special Dividend $  5.60  billion
Current Shares Outstanding 211.60 million
Special Dividend per Share $26.47 per share
Share Calculation
Total Special Dividend $ 5.60   billion
Cash Portion of Special Dividend (10%) $   .56   billion
Stock Portion of Special Dividend (90%) $ 5.04   billion
Stock Price on Day Prior to Ex-Dividend Date $35.84 per share
Special Dividend per Share $26.47 per share
Theoretical Share Price (Ex-Dividend) $  9.37 per share
Stock Portion of Special Dividend $ 5.04 billion
Theoretical Share Price (Ex-Dividend) $9.37  per share
Current Shares Outstanding 211.6 million shares
Total Pro-forma Shares Outstanding
Hypothetical Share Impact: Special Dividend
(For illustrative purposes only)
Theoretical Shares Issued for Special Dividend
537.9 million shares
749.5 million shares
$35.84 stock price on day
prior to ex-dividend date
211.60 million
shares outstanding
Assumptions:

Hypothetical Market Capitalization Impact:
Special Dividend (For illustrative purposes only)
Value Share Count Per Share
Pre-Distribution Market
Capitalization
$7,584 211.6 $35.84
Special Dividend ($5,600)
______________________________________
211.6
_________________________________________________
($26.47)
_________________________________________________
Ex Dividend Value of Original
Stock
$1,984 211.6 $9.37
Stock Received in Special
Dividend (90%)
$5,040
_______________________________________
537.9
_________________________________________________
$9.37
_________________________________________________
Pro Forma Post-Distribution
Market Capitalization
$7,024 749.5 $9.37
Cash Received in Special
Dividend (10%)
$560
______________________________________
Total Value for Shareholders $7,584
in millions except per share amounts
Assumptions:
$35.84 stock price on
day prior to ex-dividend
date
211.60 million
shares outstanding

Accounting Impact of $5.6 Billion
Special Dividend
Pro-forma changes to balance sheet
Cash reduced by $560 million
Deferred tax liability reduced by approximately $1.0 billion
Shareholders’ equity increased by $440 million
Pro-forma changes to income statement
Tax benefit of approximately $1.0 billion, as a result of the elimination of deferred taxes
2010 income tax expense recalculated to reflect REIT
treatment
Stock portion of special dividend treated as share
issuance, and EPS will be adjusted on a prospective
basis

9 Ongoing REIT Requirements Ownership tests Asset tests Income tests Distribution requirements Details are described in the prospectus

Post REIT Conversion Dividend Considerations
Macroeconomic climate
Earning potential of the company
Target capital structure
Appropriate debt levels
Long term liquidity
Maintaining access to capital
Affordability
Future growth opportunities
Guidance to be provided in Q4 2010

Most attractive timberland in the world
Leader in adding and extracting value from timberlands
Uniquely positioned to benefit from the recovery
Focused on returning value to shareholders
Reasons to Own Weyerhaeuser
REIT structure best supports strategic direction